UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

I-MANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

April 28, 2004

To the Stockholders of I-many, Inc.:

We cordially invite you to attend the 2004 Annual Meeting of Stockholders of I-many, Inc. to be held on May 27, 2004 at the Hilton Woodbridge, 120 Wood Avenue, South Iselin, New Jersey. The meeting will begin promptly at 10:00 a.m., local time. We hope that it will be possible for you to attend.

The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement.

Please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your continued support and interest in I-many, Inc.

Sincerely,

A. Leigh Powell

President and Chief Executive Officer

I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 27, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of I-many, Inc. will be held on Thursday, May 27, 2004 at 10:00 a.m., local time, at the at the Hilton Woodbridge, 120 Wood Avenue, South Iselin, New Jersey, for the following purposes:

1.	To elect four directors to hold office until the 2005 Annual Meeting of Stockholders;

2.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent auditors for I-many, Inc. for the year ending December 31, 2004;

3.	To act upon a proposal submitted by a stockholder of the Company relating to executive compensation, if properly presented at the meeting; and

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only the holders of record of common stock of I-many, Inc. at the close of business on April 1, 2004 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on April 1, 2004 will be available, during ordinary business hours, for 10 days prior to the meeting date for examination by any stockholder, his or her agent, or his or her attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

A. Leigh Powell

President and Chief Executive Officer

April 28, 2004

Edison, New Jersey

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

PROXY STATEMENT FOR ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD MAY 27, 2004

The 2004 Annual Meeting of Stockholders of I-many, Inc. will be held on May 27, 2004 at the Hilton Woodbridge, 120 Wood Avenue, South Iselin, New Jersey, beginning promptly at 10:00 a.m., local time. The enclosed form of proxy is solicited by our Board of Directors. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about April 28, 2004.

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy card?

You are receiving a Proxy Statement and proxy card because you own shares of common stock in I-many, Inc. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint A. Leigh Powell and Robert G. Schwartz, Jr., as your representatives at the meeting. Messrs. Powell and Schwartz will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Powell and Schwartz will vote your shares in accordance with their best judgment.

What am I voting on?

You are being asked to vote on (1) the election of four directors, (2) the ratification of the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2004, and (3) a proposal submitted by a stockholder of the Company relating to executive compensation (if properly presented at the meeting). No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

Only stockholders as of the close of business on April 1, 2004 are entitled to vote. This is referred to as the “Record Date.” Each share of common stock is entitled to one vote.

How do I vote?

You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the named nominees for directors, FOR ratification of the appointment of the independent auditors, and AGAINST the proposal submitted by a stockholder of the Company relating to executive compensation.

You may vote in person at the meeting. Written ballots will be given to stockholders of record who want to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

How many votes do you need to hold the meeting?

Shares are counted as present at the meeting if the holder of those shares either is present and votes in person at the meeting or has properly submitted a proxy card.

As of April 1, 2004, 40,796,142 shares of our common stock were issued and outstanding. A majority of our outstanding shares as of the Record Date, equal to 20,398,072 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending written notice to our Corporate Secretary at 511 Congress Street, 6th Floor, Portland, Maine 04101 stating that you want to revoke your proxy;

•	signing another proxy with a later date and delivering it to the Corporate Secretary at the address above or at the meeting; or

•	voting in person at the meeting.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How many votes must the nominees for election as directors receive to be elected?

The four nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality. If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees.

How many votes must the ratification of the selection of the independent auditors and the proposal submitted by a stockholder of the Company relating to executive compensation receive to pass?

The ratification of the selection of the independent auditors and approval of the proposal submitted by a stockholder of the Company relating to executive compensation both require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and voting on the matter.

How will votes be counted?

Election of Directors.    You may vote “FOR” or you may “WITHHOLD AUTHORITY” to vote for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the “FOR” box and striking a line through the name of the nominee. Your shares will be voted for the remaining nominees.

Ratification of the Selection of Independent Auditors.    You may vote “FOR” or “AGAINST” the ratification of the selection of the independent auditors, or you may “ABSTAIN” from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because ratification of the selection of the independent auditors requires a vote “FOR” such ratification by a majority of shares voting, abstentions and broker non-votes will have no effect on the outcome of voting on such matter. If you sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the ratification of the selection of the independent auditors.

Proposal submitted by a stockholder of the Company relating to executive compensation.    You may vote “FOR” or “AGAINST” the proposal submitted by a stockholder of the Company relating to executive compensation, or you may “ABSTAIN” from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because this proposal requires a vote “FOR” it by a majority of shares voting, abstentions and broker non-votes will have no effect on the outcome of voting on such matter. If you sign your proxy card with no further instructions, your shares will be counted as a vote “AGAINST” the proposal submitted by a stockholder of the Company relating to executive compensation.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is my vote confidential?

Yes. Only the inspector of elections and certain employees will have access to your proxy card. They will tabulate and certify the vote. All comments will remain confidential, unless you ask that your name be disclosed.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004. That report is filed with the Securities and Exchange Commission, and you can get a copy by contacting our Corporate Secretary at (207) 774-3244, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC’s EDGAR system at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

In March 2004 the Board of Directors created a Nominating and Corporate Governance Committee, consisting of Messrs. Low and Newkirk. The Nominating and Corporate Governance Committee has recommended for nomination, and the Board of Directors has nominated, each of our four current directors to stand for election or re-election as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve a one-year term until his or her successor is elected and qualified at the 2005 Annual Meeting of Stockholders.

Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board of Directors to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than four directors.

The following list sets forth the names of the nominees and also contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience, and certain other information. This information has been furnished by the respective individuals.

WILLIAM F. DOYLE, age 41, has served as a director since December 1999 and was chairman of our Board from December 1999 until April 2001. He has been the managing director of WFD Ventures LLC, a venture capital firm, since October 2002. He was a partner of Insight Capital Partners, a venture capital firm, from November 1999 through October 2002. From November 1995 to November 1999, Mr. Doyle was vice president, licensing and acquisition and a member of the Consumer Pharmaceutical and Professional Group Operating Committee of Johnson & Johnson. From June 1996 to November 1999, Mr. Doyle served as a director of Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. From 1992 to 1995, Mr. Doyle was a manager at McKinsey & Co., a management consulting firm. Mr. Doyle holds an M.B.A. from Harvard Business School and an S.B. from the Massachusetts Institute of Technology.

MURRAY B. LOW, age 51, has served as a director since October 2000. Dr. Low has been a professor at Columbia Business School since 1990. Professor Low also has been Associate Professor and Executive Director of the Eugene M. Lang Center for Entrepreneurship at Columbia Business School since it was established in July 2000. Since January 1996, he also has been president of Low & Associates, a consulting firm. Professor Low received a Ph.D. in Entrepreneurial Management from the University of Pennsylvania.

KARL E. NEWKIRK, age 63, has served as a director since February 2002. Mr. Newkirk was a partner at Accenture LLP (formerly Andersen Consulting) from 1972 through December 2001. He currently sits on the board of directors of FreeMarkets, Inc., a publicly-traded company. Mr. Newkirk graduated from Case Institute of Technology with a degree in Industrial Engineering and subsequently received his M.B.A. from Case Western Reserve University.

A. LEIGH POWELL, age 42, has served as our president and chief executive officer since July 1999 and has been a director since February 2000. In April 2001, Mr. Powell was elected as chairman of the Board of Directors. From February 1998 to July 1999, Mr. Powell served as our vice president of marketing and as our chief operating officer. From January 1997 to February 1998, he served as vice president of business alliances for Think Systems/I2 Technologies, a supply-chain software company. From January 1996 to January 1997, Mr. Powell worked as a vice president for American Software, a supply-chain software company. From March 1985 to December 1995, Mr. Powell worked as a business consultant for Andersen Consulting, a management consulting firm. Mr. Powell received his M.B.A. and B.S. from Virginia Polytechnic Institute and State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

Meetings of the Board of Directors

During 2003, the Board of Directors held 18 meetings. Each of the directors attended at least 75% of the total number of Board meetings and meetings of the committee(s) on which he served in 2003.

Committees of the Board of Directors

Audit Committee.    I-many has an Audit Committee, currently consisting of Messrs. Doyle, Low and Newkirk. The principal functions of the Audit Committee are to appoint, evaluate, retain and, when necessary, terminate the engagement of our independent auditors, to review and approve any major accounting policy changes affecting our operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to pre-approve audit services and non-audit activities performed by the independent auditors, to ensure that the auditors are in fact independent, and to establish and monitor policies to prohibit unethical, questionable or illegal activities of the employees of I-many, and to exercise all other responsibilities required of it by the Sarbanes-Oxley Act and its enabling rules. The Audit Committee held five meetings during 2003 and acted once by unanimous written consent. In March 2004, the Board of Directors adopted a revised Audit Committee Charter, a copy of which is attached as an appendix to this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is “independent,” as that term is used in the applicable listing standards of the National Association of Securities Dealers, Inc. and in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and that at least one member meets the financial sophistication standard set forth under the rules of the National Association of Securities Dealers, Inc. The Board of Directors has determined that none of its members qualifies as an “audit committee financial expert,” as the term is defined in Item 401(h) of the Securities and Exchange Commission’s Regulation S-K. While the Board believes that all of its members are financially sophisticated and have an understanding of generally accepted accounting principles and financial statements, the Board has not determined that any of its members meets all of the criteria specified by Item 401(h). The Board is conducting a search for someone with the requisite credentials as an “audit committee financial expert” and expects to appoint such person to the Board of Directors as soon as possible.

Executive Compensation Committee.    The Board of Directors has established an Executive Compensation Committee consisting of Messrs. Doyle and Low. The Executive Compensation Committee is responsible for:

•	setting the compensation of the Chief Executive Officer;

•	approving the compensation of other officers and key employees; and

•	administering the issuance of stock options and other equity-based awards under the Company’s stock incentive plans to the Company’s officers and other employees.

In 2003, the Executive Compensation Committee held two meetings and acted twice by unanimous written consent.

Committee for Limited Stock Option Grants.    The Board of Directors has established a Committee for Limited Stock Option Grants, consisting during 2003 of Kevin F. Collins, then the Company’s Chief Financial Officer, until his resignation from the Company, and thereafter consisting of Kevin M. Harris, Mr. Collin’s successor as Chief Financial Officer. This committee is authorized to grant stock options under the Company’s stock option plans to employees who are not executive officers, except that the committee may not grant options for more than 30,000 shares of common stock to any single employee in any 12-month period. The Committee for Limited Stock Option Grants acted 19 times by unanimous written consent in 2003.

Nominating and Corporate Governance Committee. The Company created a standing Nominating and Corporate Governance Committee in March 2004, consisting of Messrs. Low and Newkirk. Its functions include considering and nominating individuals for election to the Board of Directors, recommending committee assignments to the Board of Directors, and overseeing the Company’s corporate governance initiatives and compliance. This committee held one meeting in 2004 prior to distribution of this Proxy Statement. As of the date of this Proxy Statement, the Nominating and Corporate Governance Committee did not have a formal policy with regard to the consideration of director candidates recommended by stockholders. The Board of Directors does not feel a formal policy is necessary, since the Nominating and Corporate Governance Committee will consider director nominees recommended by its stockholders. There has been no change in the procedure, set forth in the bylaws of the Company, by which stockholders may recommend nominees to the Company’s Board of Directors, except that the Nominating and Corporate Governance Committee, rather than the full Board of Directors, will now initially consider such nominees. The names of such nominees should be addressed to:

Nominating and Corporate Governance Committee

c/o General Counsel

I-many, Inc.

511 Congress Street, 6th Floor

Portland, ME 04101

(207) 774-3244

No stockholder has submitted names of director nominees for consideration at the Annual Meeting.

Communications with the Board of Directors

The Board of Directors does not have a formal policy with regard to stockholder communications to the Board of Directors. The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other Directors as he or they consider appropriate.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to:

Board of Directors

c/o General Counsel

I-many, Inc.

511 Congress Street, 6th Floor

Portland, ME 04101

(207) 774-3244

The Company does not have a policy regarding director attendance at its Annual Meetings of Stockholders. At the Company’s 2003 Annual Meeting of Stockholders, all four members of the Board were in attendance.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of April 1, 2004 by:

•	each shareholder that we know is the beneficial owner of more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each executive officer named in the Summary Compensation Table; and

•	all directors and executive officers as a group.

Information with respect to “beneficial ownership” shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 40,796,142 shares outstanding as of April 1, 2004 plus all common stock issuable on exercise of options (both in-the-money and not) within 60 days of that date held by the particular beneficial owner (“Presently Exercisable Options”). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of each beneficial owner is c/o I-many, Inc., 399 Thornall Street, 12th Floor, Edison, NJ 08837.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Five Percent Owners:
Brown Capital Holdings Incorporated (1)(2) 901 South Bond Street, Suite 400 Baltimore, Maryland 21231	3,992,957	9.8%

Kennedy Capital Management Inc. (1)(3) 10829 Olive Blvd. St. Louis, Missouri 63141	2,533,600	6.2%

Non-Employee Directors:
William F. Doyle (4)	392,405	*
Murray B. Low (5)	121,572	*
Karl E. Newkirk (6)	85,739	*

Executive Officers:
A. Leigh Powell (7)	1,557,799	3.7%
Terrence M. Nicholson (8)	610,573	1.5%
Kevin M. Harris (8)	180,021	*
Robert G. Schwartz, Jr. (8)	207,020	*
All executive officers and directors as a group (7 people) (9)	3,155,129	7.2%

*	Indicates less than one percent of the outstanding common stock.
(1)	Reported by the investor on Schedule 13G as most recently filed with the Securities and Exchange Commission.
(2)	Consists of 3,578,305 shares for which the investor claims sole dispositive power and 3,898,637 shares for which the investor claims sole voting power. Brown Investment Advisory Incorporated claims beneficial ownership of 3,126,152 of these shares, and clients of Brown Investment Advisory and Trust Company claim beneficial ownership of 866,805 of these shares.
(3)	Consists of 2,533,600 shares for which the investor claims sole dispositive power and 2,474,800 shares for which the investor claims sole voting power.
(4)	Consists of (a) 375,000 shares issuable upon exercise of options exercisable within the 60-day period after April 1, 2004 and (b) 17,405 shares of common stock, including 12,000 shares of unvested restricted common stock.
(5)	Consists of (a) 104,167 shares issuable upon exercise of options exercisable within the 60-day period after April 1, 2004 and (b) 17,405 shares of common stock, including 12,000 shares of unvested restricted common stock.
(6)	Consists of (a) 58,334 shares issuable upon exercise of options exercisable within the 60-day period after April 1, 2004 and (b) 27,405 shares of common stock, including 12,000 shares of unvested restricted common stock.
(7)	Includes 1,360,498 shares issuable upon exercise of options exercisable within the 60-day period after April 1, 2004.

(8)	Consists entirely of shares issuable upon exercise of options exercisable within the 60-day period after April 1, 2004.
(9)	Includes 2,895,613 shares issuable upon exercise of options exercisable within the 60-day period after April 1, 2004.

Executive Compensation and Related Information

The following table sets forth the total compensation paid by I-many for services rendered by our Chief Executive Officer during the fiscal years ended December 31, 2003, 2002 and 2001, as well as our four other executive officers in office on December 31, 2003 (collectively, the “Named Executive Officers”) and one former executive officer.

SUMMARY COMPENSATION TABLE

		Annual Compensation									Long-term Compensation
Name And Principal Position	Year	Salary ($)			Bonus ($)			Other Annual Compensation ($)			Securities Underlying Options (#)	All Other Compensation ($)
A. Leigh Powell, Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	250,000 250,000 220,000		$ $ $	143,728 400,546 1,057,475	(1) (4) (5)	$ $ $	4,066 6,773 4,865	(2) (2) (2)	536,776 — 396,416	$ $ $	6,461 6,000 3,462	(3) (3) (3)

Terrence M. Nicholson, Chief Operating Officer	2003 2002 2001	$ $ $	200,000 183,096 181,000		$ $ $	133,082 139,114 101,229	(1)	$ $ $	5,580 7,627 4,806	(2) (2) (2)	429,421 35,000 246,928	$ $ $	6,461 6,000 3,462	(3) (3) (3)

Kevin M. Harris Chief Financial Officer	2003		$77,884	(6)		$785			$1,927	(2)	372,066		$3,230	(3)

Robert G. Schwartz, Jr. Vice President and General Counsel	2003 2002 2001	$ $ $	145,000 145,000 44,058	(6)	$ $	24,550 7,977 —	(1)	$ $	2,440 2,202 —	(2) (2)	311,330 12,000 60,000		— — —

Mark L. Smith(7) Former General Manager, Industry Solutions Segment	2003 2002	$ $	186,923 47,077	(6)		$15,000 —	(1)		— —		396,479 50,000		— —

Timothy P. Curran Former Executive Vice President, Sales and Marketing	2003 2002 2001	$ $ $	128,385 172,385 165,000		$ $ $	109,104 120,681 78,446	(1)	$ $ $	3,703 4,964 3,266	(2) (2) (2)	— 35,000 216,399	$ $ $	3,923 6,000 3,462	(3) (3) (3)

(1)	Consists of bonus paid in 2003 for 2002 performance.
(2)	Consists of Company contributions to 401(k) Plan.
(3)	Consists of car allowance.
(4)	Consists of a cash bonus of $258,546 and an award of 100,000 unrestricted shares of common stock issued on February 7, 2003 as a bonus pursuant to the terms of his employment agreement.
(5)	Consists of a cash bonus of $319,475 and an award of 100,000 unrestricted shares of common stock issued on February 1, 2002 pursuant to the terms of his employment agreement (which shares were rescinded by agreement of Mr. Powell and the Company in 2002).
(6)	Reflects partial year of earnings during first year of employment.
(7)	Mr. Smith was in office on December 31, 2003, but his employment ended before the date of this Proxy Statement.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted during the fiscal year ended December 31, 2003 to each of the Named Executive Officers, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation from date of grant of 0%, 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of our future stock price. Actual gain, if any, on stock options that are exercised will depend on the future performance of our common stock. The options generally expire on the earlier of 10 years from the date of grant or three months after termination of employment.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)		Percent Of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price Per Share ($/Sh)		Expiration Date	0%($)		5%($)		10%($)
A. Leigh Powell	63,291 473,485	(2) (3)		$ $	0.27 0.22	7/24/2013 12/10/2013	$ $	50,000 312,500	$ $	92,191 574,540	$ $	156,922 976,559

	536,776		6.6%					$362,500		$666,731		$1,133,481

Terrence M. Nicholson	50,633 378,788	(2) (3)		$ $	0.27 0.22	7/24/2013 12/10/2013	$ $	40,000 250,000	$ $	73,753 459,632	$ $	125,538 781,248

	429,421		5.3%					$290,000		$533,385		$906,786

Kevin M. Harris	50,000 37,975 284,091	(4) (2) (3)		$ $ $	1.37 0.27 0.22	6/18/2013 7/24/2013 12/10/2013	$ $ $	0 30,000 187,500	$ $ $	43,079 55,315 344,724	$ $ $	109,171 94,154 585,936

	372,066		4.6%					$217,500		$443,118		$789,261

Robert G. Schwartz, Jr.	36,709 274,621	(2) (3)		$ $	0.27 0.22	7/24/2013 12/10/2013	$ $	29,000 181,250	$ $	53,471 333,232	$ $	91,015 566,404

	311,330		3.8%					$210,250		$386,703		$657,419

Mark L. Smith	10,000 45,570 340,909	(5) (5) (5)		$ $ $	1.32 0.27 0.22	Expired		—		—		—

	396,479		4.9%					—		—		—

Timothy P. Curran (6)	—		—		—	—		—		—		—

(1)	The percentage of total options granted to employees during the fiscal year ended December 31, 2003 is based upon options to purchase an aggregate of 8,173,064 shares of common stock granted under our option plans.

(2)	This “retention” option vested in full on March 31, 2004. See “Report of the Executive Compensation Committee.”

(3)	This “performance” option became 50% exercisable on February 9, 2004, and the remaining 50% will become exercisable on the third business day after I-many announces full-year financial results for 2004, estimated to be February 2005, or a change in control of I-many, if earlier. See “Report of the Executive Compensation Committee.”

(4)	The options become exercisable as to 25% of the underlying shares upon the first anniversary of the date of grant and an additional 25% per year thereafter.

(5)	Mr. Smith’s employment with I-many ended before any of these stock options vested, and so none became exercisable.

(6)	Mr. Curran’s options all expired before December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table provides information concerning the exercise of options to purchase common stock by our Named Executive Officers during fiscal 2003 and the number and value of unexercised stock options held by these executive officers as of December 31, 2003. The value of unexercised in-the-money options is based on a per share market value of $1.00, the closing price of our stock at December 31, 2003 as reported by the NASDAQ National Market, less the applicable per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

			Number of Shares Underlying Unexercised Options at December 31, 2003 (#)		Value Of Unexercised In-The-Money Options at December 31, 2003 ($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
A. Leigh Powell	1,001	$70	1,005,152	770,164	$0	$415,520
Terrence M. Nicholson	—	—	366,796	618,053	—	332,416
Kevin M. Harris	—	—	—	372,066	—	249,312
Robert G. Schwartz, Jr.	—	—	33,000	350,330	—	241,001
Mark L. Smith	—	—	12,500	433,979	—	299,175
Timothy P. Curran	—	—	—	—	—	—

Employment Contracts and Termination of Employment and Change of Control Arrangements

A. LEIGH POWELL. Under an employment agreement with Mr. Powell dated October 13, 2000, he receives a base annual salary of $250,000. During the term of his employment, Mr. Powell will participate in a discretionary, performance-based bonus program, the terms of which shall be determined by the Executive Compensation Committee. On January 31, 2002, Mr. Powell received a direct stock grant of 100,000 shares of our common stock when our stock price reached a certain defined minimum; these shares were redeemed in 2002 by agreement of Mr. Powell and the Company. In addition, Mr. Powell received a direct stock grant of 100,000 shares on February 7, 2003, as a result of his employment in good standing on January 1, 2003, pursuant to the terms of his employment agreement. Mr. Powell is entitled to severance pay equal to nine months of his base salary if his employment is terminated other than for cause. Upon a sale of I-many or substantially all of its assets, or a merger or change of control of I-many, 100% of his then unvested options will vest at that time, provided that the Board of Directors may prevent such acceleration in certain circumstances.

TERRENCE NICHOLSON. In July 2001, we entered into an employment agreement with Mr. Nicholson, our Chief Operating Officer. Under the agreement, which provides that Mr. Nicholson is employed on an “at will” basis, he receives a base salary of $200,000 per year. During the term of his employment, Mr. Nicholson will participate in a performance-based bonus program, the terms of which shall be determined by the Executive Compensation Committee. Mr. Nicholson is entitled to severance pay equal to six months of his base salary if his employment is terminated other than for cause. Upon a sale of I-many or substantially all of its assets, or a merger or change of control of I-many, 50% of his then unvested options will vest at that time, and the remaining unvested options will vest if his employment is terminated or his compensation reduced during the following 12 months, provided that the Board of Directors may prevent such acceleration in certain circumstances.

KEVIN M. HARRIS. In June 2003, we entered into an employment agreement with Mr. Harris, our Chief Financial Officer. Under the agreement, which provides that Mr. Harris is employed on an “at will” basis, he receives a base salary of $165,000 per year. During the term of his employment, Mr. Harris will participate in a performance-based bonus program, the terms of which shall be determined by the Executive Compensation Committee. Mr. Harris is entitled to severance pay equal to six months of his base salary if his employment is terminated or the conditions of his employment are materially reduced, other than for cause. Upon a sale of I-many or substantially all of its assets, or a merger or change of control of I-many, 100% of his then unvested options will vest at that time.

ROBERT G. SCHWARTZ, JR. By resolution of I-many’s Board of Directors, if Mr. Schwartz’s employment is terminated or its terms substantially altered within six months of a change of control of I-many or a sale of substantially all of its assets, 50% of his then unvested options will vest.

Compensation of Directors

Our non-employee directors receive compensation in a combination of cash, stock options and restricted stock. They receive:

•	$2,500 per calendar quarter in cash

•	an option to purchase 25,000 shares of common stock, granted on the date of each annual meeting of stockholders (vesting in three equal annual installments beginning on the first anniversary of the option grant date). The exercise price of all options will be the fair market value of I-many’s common stock on the date of grant, and the term of each option may not exceed ten years

and

•	a grant of restricted stock on each January 2 on which such person is a member of the Board, which the Company may repurchase for par value if the director’s service ends before the grant vests. Fifty percent of these shares vest if the director remains in the Company’s service through the announcement of full-year financial results for the year of grant (that is, approximately 13 months later), and 50% vest if the director’s service continues through the announcement of the subsequent year’s financial results. The number of shares granted is determined by dividing $12,000 by the closing market price of I-many’s common stock on the last trading day before the grant date (December 31, 2003 for the January 2, 2004 award). In 2003, because this component of compensation was added mid-year, the value used was $6,000.

Compensation Committee Interlocks and Insider Participation

The members of the Executive Compensation Committee during 2003 were Messrs. Doyle and Low. No member of the Executive Compensation Committee was at any time during the fiscal year ended December 31, 2003 an officer or employee of the Company, nor has any member of the Executive Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of the Company’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of I-many or member of I-many’s Executive Compensation Committee.

Certain Transactions

There were no transactions during 2003 to which I-many was a party, in which the amount involved exceeded $60,000 and which involved any director, director nominee, or executive officer of I-many, any 5% stockholder, or any member of the immediate family of any of those persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and the holders of more than 10% of the common stock of the Company to file with the SEC initial reports of ownership of the Company’s common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of reports filed by reporting persons of the Company or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that during fiscal 2003 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible for:

•	setting the compensation of the Chief Executive Officer;

•	approving the compensation of other officers and key employees; and

•	administering the issuance of stock options and other equity-based awards under the Company’s stock incentive plans to the Company’s officers and other employees.

The Executive Compensation Committee’s Philosophy

Our philosophy on establishing executive compensation continues to be to foster a high performance culture that motivates and retains high-performing executives. In implementing this philosophy, we establish executive compensation policies based on current corporate performance; the potential for future performance gains; whether stockholder value has been or will be enhanced; and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. Subject to the provisions of any long-term agreement we may have with employees, we seek to evaluate these factors for each executive officer on an annual basis, including consideration of the contribution made by each executive officer over the prior fiscal year. I-many’s compensation package for its officers generally includes a combination of an annual salary and bonus and, depending on the package of options already held by the employee, an additional stock option grant. We believe that our executive compensation provides an overall level of compensation that is competitive with companies in our industry of comparable size and complexity.

In 2004, the Executive Compensation Committee engaged Strategic Advancement, Inc. to provide it with an independent evaluation and analysis of I-many’s current compensation practices for executives. This evaluation and analysis was completed in late March 2004. The Executive Compensation Committee will take into consideration the results of this analysis when determining future compensation and incentive awards made to members of I-many’s senior management team and its directors.

Base Salary.    In determining base salaries, we take into consideration competitive market conditions in the employee’s relevant market, each individual’s role and responsibilities in the organization, and, for employees with a performance record at the Company, an evaluation of the employee’s performance in the prior year.

Bonus.    We seek to set bonuses so that total salary and bonus compensation to our officers is above the median for cash compensation paid by comparable companies. The ranges of bonuses reflect the individual’s specific responsibilities, experience and overall performance as well as performance of the Company during the year.

We have traditionally paid our officers quarterly and year-end cash bonuses based on pre-determined Company and individual performance goals. In 2003, however, the Executive Compensation Committee and Board of Directors determined not to pay cash bonuses to officers for annual 2003 performance (traditionally paid in February of the following year) and to replace the annual cash bonus with a non-qualified stock option that had a below-market exercise price on the grant date. Although certain officers received cash bonuses for second quarter 2003 performance, no quarterly cash bonuses were awarded for subsequent quarters. This also applied to most other employees of I-many, although certain employees – sales representatives for whom commissions are a primary component of compensation and professional services providers who receive cash bonuses for exceeding billable time quotas – were exempted. These so-called “performance” options are discussed below.

Stock Options.    The use of stock options is a significant element of the compensation packages of the Company’s officers and, to a lesser extent, other employees. The timing of new grants depends upon a number of factors, including the officers’ or employees’ current stock and option holdings and such other factors as the Executive Compensation Committee, generally in consultation with the Chief Executive Officer, deems relevant.

We award our officers discretionary annual stock option grants. Like cash bonuses, these grants reflect the individual’s specific responsibilities, experience and overall performance as well as performance of I-many during the year. We generally seek to set option grants that will meaningfully align the executive’s financial interests with the stockholders’ interest in an increasing market price for our common stock.

The Board of Directors and the Executive Compensation Committee decided in July 2003 to replace remaining cash bonus opportunities with stock options for officers and most other employees who were to remain with I-many after the proposed sale of our health and life sciences business to Neoforma, Inc. These performance options were planned to be granted at the closing of the Neoforma sale and vest 50% after announcement of I-many’s 2003 financial results and 50% after announcement of 2004 financial results. When the Neoforma sale was terminated in December 2003, the Executive Compensation Committee and Board of Directors determined to award the performance grants to all employees of the Company (other than sales and professional services employees who are compensated on other commission plans), as compensation for performance in 2003. These awards were formally approved for employees in December 2003.

The number of performance option shares awarded to each employee was calculated to have an initial value (the number of option shares multiplied by the difference between the exercise price and the market price of I-many’s common stock on the grant date) equal to a fixed percentage of the employee’s base salary. The percentages of employees’ base salaries used for calculating performance option grants varied depending on each employee’s position, ranging from 10% to 125%. Senior officers, including the Named Executive Officers and the Chief Executive Officer, each received an option with an initial value equal to 125% of the officer’s base salary, to vest in equal increments in early 2004 and 2005. The Executive Compensation Committee approved the size of the award for each executive officer, and the full Board of Directors approved the size of the awards for other employees, based on recommendations by Mr. Powell.

In addition, employees who were expected to remain with I-many after the proposed sale of our health and life sciences business to Neoforma (approximately 75 employees) each received a similar option in July 2003, scheduled to vest in full on the later of March 31, 2004 or the closing of the proposed sale, as an inducement to retain their services through what the Company expected to be an uncertain period of transition. The number of these retention option shares awarded to each of these employees was calculated to have an initial value equal to 20% of the employee’s base salary. These retention awards vested on March 31, 2004.

The Executive Compensation Committee believes stock option awards are a necessary part of retaining the kind of talent needed to manage a complex business like ours. They remain the best way to ensure that employees share the interest of stockholders in maximizing the stock’s value. I-many’s Executive Compensation Committee concluded that the awards it made in July and December 2003 were the best way to inspire future efforts for the Company, preserve cash (by granting options in lieu of cash bonuses), and reward the performance of individuals who meaningfully contributed to the Company during difficult and uncertain times.

In fiscal 2003, the Executive Compensation Committee granted an incentive stock option to Mr. Harris when he joined I-many, and the Committee for Limited Stock Option Grants awarded an incentive stock option to Mr. Smith before he was designated as an executive officer. Other than this award and the retention options and performance options described above, no other stock options or other awards were granted to Named Executive Officers.

CEO Compensation.    The Executive Compensation Committee left Mr. Powell’s base salary unchanged from the two prior years. Mr. Powell did not receive a cash bonus for 2003 performance. He instead received a retention stock option with a value, calculated as described above, equal to 20% of his base salary, and he received a performance stock option with a value equal to 125% of his base salary. The Executive Compensation Committee believes that these awards, which had below-market exercise prices on their grant dates, combined an appropriate element of current compensation (together they had a grant-date value equal to 145% of Mr. Powell’s base salary) and a strong incentive for leading future Company performance, particularly since both options were entirely subject to future vesting and thus would lose or gain value before Mr. Powell could exercise them, depending on the future performance of I-many’s common stock.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated officers. Compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code. Based on the compensation awarded to the chief executive officer and the other named officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. Nevertheless, the Compensation Committee and the Executive Compensation Committee reserve the right to grant compensation above the limits of Section 162(m) if in the best interests of the stockholders.

By the Executive Compensation Committee:

William F. Doyle

Murray B. Low

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is currently composed of three members and acts under a written charter which was revised and restated in March 2004 (attached as an appendix to this Proxy Statement). The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee held five meetings and acted once by unanimous written consent during 2003.

The Audit Committee reviewed the Company’s audited financial statements for 2003 and discussed these financial statements with management. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditors are responsible for performing an audit of the Company’s annual financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes.

During 2003, the Audit Committee reviewed and evaluated, and discussed with management, internal accounting and financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, the Company’s 2003 financial statements,

•	changes in the Company’s accounting practices, principles, controls or methodologies,

•	significant developments or changes in accounting rules applicable to the Company,

•	terms of engagement of the Company’s independent auditors, and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company’s independent auditors for 2003. SAS 61 requires the Company’s independent auditors to discuss with the Audit Committee, among other things, the following:

•	Significant accounting policies,

•	Management judgments and accounting estimates,

•	Audit adjustments,

•	The auditors’ judgments about the quality of the Company’s accounting principles as applied in its financial reporting, and

•	Other information in documents containing audited financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent auditors to disclose in writing all relationships that in the independent auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

By the Audit Committee:

William F. Doyle

Murray B. Low

Karl E. Newkirk

THE FOREGOING REPORTS SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Audit Fees and Other Matters

Audit Fees

As of March 1, 2004, Deloitte & Touche LLP, the Company’s former independent auditor, billed the Company (a) an aggregate of $384,000 in fees for professional services rendered by such firm in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2003 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2003, and (b) an aggregate of $200,000 in fees for professional services rendered by such firm in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

Audit-Related Fees

As of March 1, 2004, Deloitte & Touche LLP billed the Company (a) an aggregate of $97,000 in fees for assurance and related services related to the performance of the audit of the Company’s financial statements for the fiscal year ended December 31, 2003 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2003, and (b) an aggregate of $107,400 in fees for assurance and related services related to the performance of the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

Tax Fees

Deloitte & Touche LLP billed the Company (a) an aggregate of $205,000 in fees for tax compliance, tax advice and tax planning during the fiscal year ended December 31, 2003, and (b) an aggregate of $125,000 in fees for tax compliance, tax advice and tax planning during the fiscal year ended December 31, 2002.

All Other Fees

As of March 1, 2004, Deloitte & Touche LLP billed the Company (a) $131,000 in fees in connection with the proposed sale of the health and life sciences business to Neoforma, (b) $15,000 in fees in connection with the audit of I-many’s 401(k) Retirement Plan for the fiscal year ended December 31, 2002, and (c) $10,000 in fees in connection with the audit of I-many’s 401(k) Retirement Plan for the fiscal year ended December 31, 2001. The Audit Committee determined that the provision of these services was compatible with maintaining Deloitte & Touche LLP’s independence.

Pre-Approval Policies and Procedures

Pursuant to policies approved by the Audit Committee, the Company may not engage its independent auditor to render any service unless the service is approved in advance by the Audit Committee or the services fall into any of the following categories:

•	The chairman of the Audit Committee may pre-approve any such audit or non-audit service; provided that the chairman is required to report on such approval at the next regularly scheduled meeting of the Audit Committee.

•	From time to time, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the next 12 months. At the time such pre-approval is granted, the Audit Committee shall:

•	identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services; and

•	establish a monetary limit with respect to each particular pre-approved service, which limit shall not be exceeded without obtaining further pre-approval under this policy.

•	At each regularly scheduled meeting of the Audit Committee, management or the independent auditor shall report to the Audit Committee regarding each service actually provided to the Company pursuant to these procedures.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return on I-many’s common stock with The NASDAQ National Market Index (U.S. companies) and Morgan Stanley High Tech Index for the period from July 13, 2000 (the effective date of I-many’s initial public offering) to December 31, 2003. The comparison assumes that $100 was invested on July 13, 2000 in I-many’s common stock and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. Stock price performance, presented for the period from July 13, 2000 through December 31, 2003, is not necessarily indicative of future results.

Stock/Index	7/13/00	12/31/00	12/31/01	12/31/02	12/31/03
I-many Common Stock	$100.00	$99.62	$77.30	$11.37	$8.01
NASDAQ National Market Index	$100.00	$59.18	$46.72	$32.19	$48.14
Morgan Stanley High Tech Index	$100.00	$55.12	$44.53	$28.92	$41.50

PROPOSAL 2

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed BDO Seidman, LLP as the independent auditors of the Company for the year ending December 31, 2004. BDO Seidman, LLP has served as independent auditors of the Company since April 2, 2004. The stockholders will be asked to ratify the appointment of BDO Seidman, LLP at the Annual Meeting. Although stockholder approval of the Audit Committee’s selection of BDO Seidman, LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify the selection. If the proposal is not approved by the stockholders at the Annual Meeting, the Audit Committee may reconsider its selection. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions from stockholders.

During I-many’s two most recent fiscal years and through April 2, 2004, I-many did not consult BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on I-many’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

On March 2, 2004, Deloitte & Touche LLP (“Deloitte”), I-many’s former independent auditors, informed I-many that Deloitte would decline to stand for re-election as the Company’s independent auditor after completion of Deloitte’s audit of the Company’s December 31, 2003 consolidated financial statements. Deloitte’s resignation became effective March 30, 2004.

Deloitte’s report on I-many’s December 31, 2003 and December 31, 2002 consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s report contained explanatory paragraphs relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts that related to the 2001 and 2000 financial statements that were audited by other auditors who had ceased operations and for which Deloitte had expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications.

Deloitte advised the Company’s Audit Committee on January 29, 2004, in connection with the December 31, 2003 audit, that (1) there were two disagreements on matters of accounting principles and practices during the Company’s two most recent fiscal years which would have caused Deloitte, with respect to the disagreement occurring in 2002, to make reference thereto in Deloitte’s report on the Company’s December 31, 2002 consolidated financial statements had it not been resolved to Deloitte’s satisfaction, and with respect to the disagreement occurring in 2003, Deloitte would make reference thereto in the report Deloitte has not yet issued on the Company’s December 31, 2003 consolidated financial statements had it not been resolved to Deloitte’s satisfaction, as departures from accounting principles generally accepted in the United States of America, and (2) Deloitte has identified a deficiency in the Company’s internal control that Deloitte considers to be a “material weakness” under standards established by the American Institute of Certified Public Accountants. Deloitte discussed each of these matters with the Company’s Audit Committee and management. These matters are:

A.	During 2003, Deloitte identified a material adjustment to software license revenue included in the draft of the Company’s September 30, 2003 unaudited consolidated financial statements presented for Deloitte’s review in connection with the Company’s September 30, 2003 Quarterly Report on Form 10-Q, based on Deloitte’s interpretation of the terms of a customer contract. In discussions of this matter, the Company’s management and its Audit Committee expressed a difference of opinion with Deloitte before accepting Deloitte’s position.

B.	During 2002, Deloitte identified a material adjustment to software license revenue included in the draft of the Company’s June 30, 2002 unaudited consolidated financial statements presented for Deloitte’s review in connection with the Company’s June 30, 2002 Quarterly Report on Form 10-Q, based on Deloitte’s interpretation of the terms of a reseller contract. In discussions of this matter, the Company’s management and its Audit Committee expressed a difference of opinion with Deloitte before accepting Deloitte’s position.

Because of the adjustments to revenue described in paragraphs A and B above and other issues relating to the Company’s revenue contracts, which have all been resolved to Deloitte’s satisfaction, Deloitte concluded that a material weakness exists in the Company’s system of internal control as it relates to revenue recognition and contracting practice. As a result of this notification, the Company is expanding its formal contract review procedures during the preparation of financial statements.

On May 15, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants. The decision to dismiss Arthur Andersen LLP was approved by the Company’s Audit Committee. None of the reports of Arthur Andersen LLP on the Company’s financial statements for either of the two fiscal years prior to Arthur Andersen LLP’s dismissal contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recently completed fiscal years and any subsequent interim period preceding the date of the dismissal of Arthur Andersen LLP, the Company had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 occurred with respect to either of the Company’s two most recently completed fiscal years or any subsequent interim period preceding the date of the dismissal of Arthur Andersen LLP.

During the Company’s fiscal years 2000 and 2001 and through May 22, 2002 (the date on which the Company engaged Deloitte), the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR I-MANY FOR THE YEAR ENDING DECEMBER 31, 2004.

PROPOSAL 3

SHAREHOLDER PROPOSAL

We recommend a vote AGAINST this proposal.

Bradley C. McCurtain, of 15 Monument Square, Portland, Maine 04101, beneficial holder of approximately 7,000 shares of I-many’s common stock, has given notice of his intention to present the following proposal at the meeting:

RESOLVED: Shareholders request that our Board hire an independent consultant to review the Company’s Executive and Board compensation along with compensation practices for the years 2001, 2002, and 2003 and to then report to shareholders by October 2004. This report, developed at reasonable cost and omitting proprietary information, would identify the basis for the Company’s prior bonuses, stock option grants, and other considerations that have been paid to the Company’s current and prior executives and its directors. It shall help shareholders understand whether the Company’s compensation policies and practices for its insiders are in the best interest of shareholders. The Company’s Compensation Committee shall take such report into consideration when determining future compensation and incentives payments made to members of the Company’s senior management team as well as to its directors.

Mr. McCurtain’s Supporting Statement:

For the most part since 2001, the Company has operated with a compensation committee that has consisted of one or two directors. The Company’s CEO has also been a member of the Compensation Committee over much of this time. Although the Company maintains that Executive Compensation has been determined by outside directors, it is unusual for a CEO to be a member of a public company’s Compensation Committee—in any capacity.

Over this same time period, millions of stock options were awarded to the Company’s senior executives and to its Board of Directors. Some of these stock options were awarded at below market prices and others were awarded at what, in retrospect, ended up being the then, all-time low closing stock price. Significant option awards and bonuses were made to senior management, and in at least one instance, to a Director of the Company. Some of these options were given to relatively new employees and/or to employees who did not remain with the Company. Thus, the effectiveness of the awards to insiders in the Company needs to be examined. These awards were made at the same time that the Company was failing to meet its own earnings guidance, was reporting successively higher and higher multi-million dollar losses, and at a time in which shareholders saw their stock price drop considerably. Shareholders appear to have derived absolutely no benefit from these awards and/or bonuses.

If prior compensation practices were appropriate, then the Company will be comforted in having its prior compensation practices vindicated. If they have not been appropriate, shareholders should certainly be made aware of this. Either way, shareholders will benefit from an independent review of the Company’s compensation practices. One point is very clear. Past compensation—incentive or otherwise—which has been awarded at a significant cost to shareholders—has not worked to build shareholder value. I believe that the Compensation Committee, and very importantly, non-insider shareholders will benefit from outside guidance that can be obtained at a modest cost through this proposal.

Last year, this shareholder presented a shareholder proposal that would have permitted shareholders to approve independent representation on the Company’s Compensation Committee. He also attempted to negotiate a good faith, reasonable compromise to his proposal with the Company. Instead, the Company hired one of the country’s largest law firms to prevent the proposal from appearing in the Shareholder Proxy and enabling shareholders to vote upon that proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

I-many has already addressed Mr. McCurtain’s substantive and procedural concerns, and so we believe this shareholder resolution is not necessary.

•	As explained in more detail above in the “Report of the Executive Compensation Committee,” I-many’s Executive Compensation Committee has hired an independent compensation consultant to provide it with an independent evaluation and analysis of I-many’s current compensation practices. The Executive Compensation Committee will take into consideration the results of this analysis when determining future compensation and incentive awards made to members of I-many’s senior management team and its directors for 2004.

•	Mr. Powell does not serve on I-many’s Executive Compensation Committee or any other committee that performs similar functions, and he has not done so since 2001. Committee composition in 2001 is not relevant to current compensation matters.

•	The Executive Compensation Committee granted stock options with below-market exercise prices to executives in lieu of cash bonuses for 2003 performance. As explained above in the “Report of the Executive Compensation Committee,” the committee believes these awards were the best way to inspire future efforts for the company while preserving cash. These 2003 grants are the only stock options with below-market exercise prices ever awarded to I-many’s officers or directors since it became a public company. In any event, the independent compensation consultant will consider and evaluate these stock option holdings when advising the Executive Compensation Committee this year.

•	Regarding Mr. McCurtain’s attempt last year to include a shareholder proposal in I-many’s 2003 proxy statement, I-many determined that his proposal conflicted with the Delaware General Corporation Law. Mr. McCurtain’s flawed proposal forced I-many to incur legal expenses in order to secure a determination from the staff of the Securities and Exchange Commission that the proposal could be excluded.

Mr. McCurtain’s proposal, therefore, is unnecessary, and his supporting statement fails to include crucial information. The Board of Directors does not believe approval of this proposal will bring any benefits to I-many or its stockholders, and it would require the Company to pay for needless analysis of compensation practices in past years that are no longer relevant.

OTHER MATTERS

The Board of Directors knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Annual Report to Stockholders

The Annual Report of I-many for the year ended December 31, 2003, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Annual Report on Form 10-K

We will provide without charge, at the written request of any holder of our common stock as of the close of business on April 1, 2004, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits upon written request by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

I-many, Inc.

Attn: Investor Relations

399 Thornall Street

12th Floor

Edison, NJ 08837

(800) 832-0228

Deadline for Submission of Stockholder Proposals

The Company expects to hold its 2005 Annual Meeting in May 2005 and to mail its proxy statement in connection therewith by April 15, 2005. Accordingly, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal offices of the Company no later than December 16, 2004. If a stockholder of the Company wishes to present a proposal at the 2005 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2005 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2005 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders of the Company in the same manner. The date of our 2005 Annual Meeting of Stockholders has not yet been established, but assuming it is held on May 26, 2005, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2005 Annual Meeting would need to be provided to our corporate Secretary no earlier than February 25, 2005 and no later than March 27, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

Expenses of Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s Annual Report on Form 10-K may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document if you write or call the Company at the address set forth above. If you want separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

By Order of the Board of Directors,

A. Leigh Powell

President and Chief Executive Officer

Edison, New Jersey

April 28, 2004

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix

I-MANY, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

11.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

12.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

13.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved or rejected by the Audit Committee.

14.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall, at the request of the Board of Directors, report to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

I-MANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints A. Leigh Powell and Robert G. Schwartz, Jr. (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of I-many, Inc. (the “Company”) to be held on Thursday, May 27, 2004, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

☒	Please mark votes as in this example.

1.	To elect the following persons as directors for one-year terms:

	(1) (2) (3) (4)	William F. Doyle Murray B. Low A. Leigh Powell Karl E. Newkirk

FOR ALL EXCEPT
		(See instructions below)	WITHHOLD AUTHORITY FOR ALL NOMINEES
		☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT: and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	To ratify the selection of BDO Seidman, LLP as the Company’s independent auditors for the current fiscal year.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL 3:

3.	To approve the shareholder proposal related to executive compensation described in the accompanying proxy statement.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY
PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND
PROPOSAL 2 AND AGAINST PROPOSAL 3. IF ANY OTHER MATTERS PROPERLY COME
BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES
REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW. PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Stockholder(s) sign here Date

NOTE:	Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.